Exhibit 99.1

UNIVERSAL SECURITY INSTRUMENTS, INC.

PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

UNIVERSAL SECURITY INSTRUMENTS, INC.

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PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

UNIVERSAL SECURITY INSTRUMENTS, INC. AND SUBSIDIARIES

PROFORMA CONDENSED CONSOLIDATED BALANCE SHEETS

	(Historical - unaudited)			Pro Forma
	December 31, 2024	Pro Forma Adjustments		December 31, 2024
ASSETS
CURRENT ASSETS
Cash	$58,882	$2,207,505	A	$2,266,387

Accounts receivable:
Trade, less provision for credit losses of $325,000	535,565			535,565
Other receivables	8,000			8,000

Total accounts receivable	543,565			543,565

Amount due from factor	2,734,008			2,734,008
Inventories - finished goods net of allowance for excess and obsolete inventories of $400,000 at December 31, 2024 and $100,000 at March 31, 2024	6,060,327	(1,655,108	) B	4,405,219
Prepaid expenses	123,744			123,744

TOTAL CURRENT ASSETS	9,520,526			10,072,923

INTANGIBLE ASSETS - NET	27,947	(26,829	) C	1,118
PROPERTY AND EQUIPMENT – NET	39,914			39,914

TOTAL ASSETS	$9,588,387			$10,113,955

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Line of credit – factor	$1,499,653	$1,100,000	D	$399,653
Short-term portion of operating lease liability	53,289			53,289
Accounts payable - trade	891,183	358,294	E	532,889
Accounts payable – Eyston Company, Ltd.	2,540,767	840,309	E	1,700,458
Accrued liabilities:
Accrued payroll and employee benefits	148,449			148,449
Accrued commissions and other	293,886			293,886

TOTAL CURRENT LIABILITIES	5,427,227			3,128,624

LONG-TERM PORTION OF OPERATING LEASE LIABILITY	-			-

TOTAL LONG-TERM LIABILITIES	-

COMMITMENTS AND CONTINGENCIES	-

SHAREHOLDERS’ EQUITY
Common stock, $.01 par value per share; authorized 20,000,000 shares; 2,312,887 shares issued and outstanding at December 31, 2024 and March 31, 2024	23,129			23,129
Additional paid-in capital	12,885,841	(2,824,171	) F	12,885,841
Accumulated Deficit	(8,747,810)			(5,923,639)

TOTAL SHAREHOLDERS’ EQUITY	4,161,160			6,985,331

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$9,588,387			$10,113,955

The accompanying notes are an integral part of these proforma condensed consolidated financial statements.

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UNIVERSAL SECURITY INSTRUMENTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

	Nine Months Ended December 31, 2024 - Historical	Pro Forma Adjustments		Pro Forma December 31, 2024
Net sales	$17,336,933			$17,336,933

Cost of goods sold	13,229,275			13,229,275

GROSS PROFIT	4,107,658			4,107,658

Gain on sale of assets	-	$3,273,171	G	3,273,171

Selling, general and administrative expense	4,369,219	400,000	H	4,769,219
Engineering and product development expense	328,367			328,367

Operating income	589,928			2,283,243

Other (expense):

Interest income	(211,939)			(211,939)
Interest expense

Net income before income taxes	(801,867)			2,071,304

Provision for income taxes	-	49,000	I	49,000

NET INCOME (LOSS)	$(801,867)			$2,022,304

Earnings per share:
Basic and diluted	$(0.35)			$0.87

Shares used in computing (loss) earnings per share:
Weighted average basic and diluted shares outstanding	2,312,887			2,312,887

The accompanying notes are an integral part of these proforma condensed consolidated financial statements.

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UNIVERSAL SECURITY INSTRUMENTS, INC. AND SUBSIDIARIES

NOTES TO PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Statement of Management

The proforma condensed consolidated financial statements include the accounts of Universal Security Instruments, Inc. (USI or the Company) and its wholly owned subsidiaries on a proforma basis as if the sale of a segment of the business that closed subsequent to December 31, 2024 had been completed and recorded at December 31, 2024. The proforma condensed consolidated financial statements are unaudited. Significant inter-company accounts and transactions have been eliminated in consolidation. In the opinion of the Company’s management, the interim proforma condensed consolidated financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the results for the interim periods. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (US-GAAP) have been condensed or omitted in accordance with Article 11 of Securities and Exchange Commission Regulation S-X.

Asset Purchase Agreement and Pro Forma Adjustments to Historical Financial Statements

As previously announced, management has been seeking access to additional funding or other resources, or the right strategic business combination, which would allow the Company to drive long-term value for its shareholders while taking advantage of sales growth opportunities that the Company seeks to execute.

In furtherance thereof, as previously announced on October 31, 2024, the Company entered into an Asset Purchase Agreement with Feit Electric Company, Inc. (Feit) pursuant to which Feit agreed to acquire certain inventory and non-tangible assets of the Company, constituting substantially all of the assets of the Company. These proforma financial statements present the financial statements at December 31, 2024, as if the sale, which closed on May 22, 2025, had been consummated and recorded at December 31, 2024, as more fully described below.

Proforma adjustments to the historical financial statements for the nine months ended December 31, 2024, reflect the changes to the Company’s financial position as if the closing which occurred on May 22, 2025, were recorded on December 31, 2024.

A.	Net cash proceeds from settlement.

B.	Sale of finished goods inventory held for sale.

C.	Sale of patents and trademarks held for sale net of accumulated amortization.

D.	Repayment of amount due to factor on settlement date.

E.	Repayment of amounts due to suppliers of finished goods inventory.

F.	Gain on sale of business segment calculated as follows:

Net purchase price	$4,955,108
Basis of finished goods inventory	(1,655,109)
Basis of Patents and Trademarks	(26,829)
Gain on sale of business segment	$3,273,171

G.	Payment of consultant’s closing expense.

H.	Provision for Federal and State taxes net of use of net operating loss carry forwards.

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